                          ENBRIDGE ENERGY COMPANY, INC.

                CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                                AND NOTES THERETO

                                DECEMBER 31, 2001

                      REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholder and Board of Directors of Enbridge Energy Company, Inc.:

In our opinion, the accompanying consolidated statements of financial position present fairly, in all material respects, the financial position of Enbridge Energy Company, Inc. and its subsidiaries (the Company) at December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the statements of financial position are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial position, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement of financial position presentation. We believe that our audits of the statements of financial position provide a reasonable basis for our opinion.

As discussed in Note 10 to the consolidated statements of financial position, the Company changed its method of accounting for derivative instruments and hedging activities effective January 1, 2001.


PricewaterhouseCoopers LLP

Houston, Texas
January 25, 2002

------------------------------------------------------------------------------
                          ENBRIDGE ENERGY COMPANY, INC.
                CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
--------------------------------------------------------------------------------------------------
(IN MILLIONS)
--------------------------------------------------------------------------------------------------
December 31,                                                             2001            2000
--------------------------------------------------------------------------------------------------
ASSETS

Current assets

   Cash and cash equivalents                                           $      8.3      $      2.0

   Due from affiliates                                                       12.1             0.8

   Accounts and notes receivable,
     net of allowance for doubtful accounts of $4.4 in 2001                  72.5            11.1

   Loans to affiliated companies (NOTE 8)                                   283.6           109.0

   Other current assets                                                      22.9             1.6
--------------------------------------------------------------------------------------------------
                                                                            399.4            124.5

Loans to affiliated companies (NOTE 8)                                      699.6            718.2

Investment in Master Limited Partnership (NOTE 4)                            58.7             50.5

Deferred charges and other                                                   54.4             22.2

Property, plant and equipment, net of accumulated
  depreciation of $60.5 in 2001 (NOTE 5)                                    515.6              -

Goodwill, net of accumulated amortization of $4.5 in 2001                   207.5              -
--------------------------------------------------------------------------------------------------
                                                                       $  1,935.2      $     915.4
==================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED STATEMENTS OF FINANCIAL POSITION.

--------------------------------------------------------------------------------------------------
                          ENBRIDGE ENERGY COMPANY, INC.
          CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (CONTINUED)
--------------------------------------------------------------------------------------------------
(IN MILLIONS)
--------------------------------------------------------------------------------------------------
December 31,                                                             2001            2000
--------------------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities

   Accounts payable and other                                        $      92.0     $      10.0

   Due to affiliates                                                         5.6             1.6

   Loans from affiliated companies (NOTE 8)                                528.6             -
--------------------------------------------------------------------------------------------------
                                                                           626.2            11.6

Long-term debt (Note 6)                                                    526.2           519.6

Loans from affiliated companies (NOTE 8)                                   319.2             -

Deferred income taxes (NOTE 7)                                             189.8           154.0

Contingencies (NOTE 9)

Minority interest                                                            2.7             -
--------------------------------------------------------------------------------------------------
Total Liabilities                                                        1,664.1           685.2
--------------------------------------------------------------------------------------------------

Shareholder's equity

   Common stock:
     Authorized - 500,000 shares, at $50 par value each
     Issued - 400,000 shares                                                20.0            20.0

   Contributed surplus                                                       6.6             6.6

   Retained earnings                                                       253.6           205.3

   Accumulated other comprehensive loss                                     (9.1)           (1.7)
--------------------------------------------------------------------------------------------------
                                                                           271.1           230.2
--------------------------------------------------------------------------------------------------
                                                                     $   1,935.2     $     915.4
==================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED STATEMENTS OF FINANCIAL POSITION.

--------------------------------------------------------------------------------
                          ENBRIDGE ENERGY COMPANY, INC.
          NOTES TO THE CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
--------------------------------------------------------------------------------

(AMOUNTS IN TABLES IN MILLIONS)
--------------------------------------------------------------------------------

1.   NATURE OF OPERATIONS

Enbridge Energy Company, Inc. ("Company"), (formerly Lakehead Pipe Line Company, Inc.) is the general partner of Enbridge Energy Partners, L.P. (formerly Lakehead Pipe Line Partners, L.P.) and Enbridge Energy, Limited Partnership, (formerly Lakehead Pipe Line Company, Limited Partnership), collectively known as the "Partnership". As the sole general partner, the Company is responsible for management and operation of the Partnership. Consolidated subsidiaries primarily engage in providing liquid hydrocarbon transportation services, gathering and processing of natural gas, investment and lending activities. The Company is owned directly by Enbridge Pipelines Inc. ("Enbridge Pipelines"), a Canadian corporation indirectly owned by Enbridge Inc. ("Enbridge") of Calgary, Alberta, Canada.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated statements of financial position are prepared in accordance with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. Actual results could differ from those estimates and assumptions.

PRINCIPLES OF CONSOLIDATION

The consolidated statements of financial position include the accounts of the Company and its wholly owned subsidiaries. The Company has significant influence over the Partnership, therefore the equity method is used to account for the effective 2.0% general partner and effective 11.6% limited partner interest in the Partnership. The Partnership equity accounted for its 43.75% investment in Frontier Pipeline Company ("Frontier") during 2000. In 2001, the Partnership acquired another 34.03% interest in Frontier and now consolidates its financial results.

CASH AND CASH EQUIVALENTS

The Company considers short-term, highly liquid investments that have an original maturity of three months or less at the time of purchase to be cash equivalents.

REGULATED PIPELINES

Enbridge Pipelines (AlaTenn) Inc. ("MIT"), (formerly Midcoast Interstate Transmission, Inc.), Enbridge Pipelines (Midla) Inc. ("MLGC"), (formerly Mid Louisiana Gas Company) Enbridge Pipelines (KPC), ("KPC"), (formerly Kansas Pipeline company, a Kansas General Partnership) and Enbridge Offshore Pipelines
(UTOS) LLC, ("UTOS") (formerly U-T Offshore System, L.L.C.) follow the provisions of Statement of Financial Accounting Standards ("SFAS") No. 71, "Accounting for the Effects of Certain Types of Regulation." Regulatory assets represent probable future revenue to MIT, MLGC, UTOS and KPC associated with certain costs which will be recovered from customers through the regulatory or the rate making process.

The Federal Energy Regulatory Commission ("FERC") regulates the interstate transportation and certain sales of natural gas, including among other things, rates and charges allowed natural gas companies, extensions and abandonment of facilities and service, rates of depreciation and amortization and certain accounting methods utilized by MIT, MLGC, KPC, and UTOS.

PROPERTY, PLANT AND EQUIPMENT

Interstate and intrastate natural gas transmission, distribution and processing facilities and other equipment are stated at cost and depreciated by the straight-line method at rates based on the following estimated useful lives of the assets:

               Interstate natural gas transmission facilities............   15 - 66  Years
               Intrastate natural gas transmission facilities............   15 - 60  Years
               Pipeline rights-of-way....................................        17  Years
               Natural gas processing facilities.........................        30  Years
               Other property and equipment..............................    3 - 10  Years

For regulated interstate natural gas transmission facilities, the cost of additions to property, plant and equipment includes direct labor and material, allocable overhead and an allowance for the estimated cost of funds used during construction. Maintenance and repairs, including the cost of renewals of minor items of property, are charged principally to expense as incurred. Major additions, replacements and improvements of property (exclusive of minor items of property) are charged to the appropriate property accounts. Upon retirement of a pipeline plant asset, its cost is charged to accumulated depreciation together with the cost of removal, less salvage value.

For all other non-regulated assets, repairs and maintenance are charged to expense as incurred; renewals and betterments are capitalized including any direct labor. Upon retirement or disposal, the net book value of the assets, net of any sale proceeds or retirement costs, is recorded as a charge or credit to income.

GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill, which represents the excess of cost over fair value of assets of businesses acquired, is amortized on a straight-line basis over 30 years. Other intangible assets are amortized on a straight-line basis over their useful lives.

DEFERRED INCOME TAXES

Deferred income taxes are accounted for using the liability method. Under this method, deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities recorded for financial reporting purposes and amounts as measured by tax laws and regulations. These deferred income taxes are measured by applying currently enacted tax laws.

DERIVATIVE FINANCIAL INSTRUMENTS

The Company recognizes all derivative financial instruments as assets and liabilities and measures them at fair value. For derivative financial instruments that are designated and qualify as cash flow hedges, the effective portions of changes in fair value of the derivative are recorded in other comprehensive income and are recognized in the income statement when the hedged item affects earnings. Changes in the fair value of derivatives that do not qualify for hedge treatment are recognized currently in earnings. The related cash flows from those derivative financial instruments accounted for as hedges are classified in the same category as the items being hedged.

The Company utilizes other derivative financial instruments (primarily futures contracts, option contracts and swap agreements) to hedge against interest rate fluctuations and market price fluctuations of certain commodity inventories and sales and purchase commitments. Unrealized and realized gains and losses on these hedge contracts are deferred and recognized in income when the underlying transaction occurs. These contracts are regularly evaluated to determine that there is a high correlation between changes in the fair value of the hedge contract and fair value of the hedged item. In instances where the anticipated correlation of price movements does not occur, hedge accounting is terminated and future changes in the value of the instruments are recognized as gains or losses in the statement of operations. If the hedged item of the underlying transaction is sold or settled, the instrument is recognized in income.

FOREIGN CURRENCY TRANSLATION

The Company's functional currency for its foreign subsidiaries is the Canadian dollar for those operations that are not regulated under SFAS No. 71. Results of operations of foreign subsidiaries are translated into U.S. dollars using the average exchange rates during the period. Assets and liabilities are translated into U.S. dollars using the exchange rate on the balance sheet date, except non-monetary items, which are translated on a historical basis. Gains and losses resulting from these foreign currency translation adjustments are included as a component of comprehensive income.

CAPITALIZATION OF INTEREST

The Company capitalizes interest on major projects during construction for those operations that are not regulated under SFAS No. 71. Interest is capitalized on borrowed funds and, where regulation by the FERC exists, on internally generated funds. The interest rates used by regulated companies are calculated in accordance with FERC rules. Interest rates used by unregulated companies are based on the average interest rate on related debt.

COMPARATIVE AMOUNTS

Certain reclassifications have been made to the prior year's reported amounts to conform to the classifications used in the 2001 consolidated financial statements.

NEW ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement requires that all derivatives be recognized at fair value in the balance sheet and all changes in fair value be recognized currently in earnings or deferred as a component of other comprehensive income, depending on the intended use of the derivative. The Company adopted SFAS No. 133 on January 1, 2001.

In June 2001, the FASB issued SFAS No. 141, "Business Combinations." This Statement requires the use of the purchase method for all business combinations. In addition, it requires the reassessment of intangible assets to determine if they are appropriately classified either separately or within goodwill. This Statement is effective for business combinations initiated after June 30, 2001. The Company adopted SFAS No. 141 on July 1, 2001 with no impact on results of operations, financial position or cash flows.

In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets". Under SFAS No. 142, goodwill and intangible assets with indefinite lives will not be amortized but will be reviewed for impairment at least annually. Intangible assets with finite lives will continue to be amortized over their useful lives, which will not be limited to a maximum life of forty years. The Company adopted SFAS No. 142 on January 1, 2002. Adoption of this standard ceased annual amortization of goodwill. Goodwill remains subject to impairment testing.

Also in July 2001, the FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations" under which retirement obligations will be recognized at fair value in the period they are incurred. When the liability is initially recorded, the cost is capitalized by increasing the asset's carrying value, which is subsequently depreciated over its useful life. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company is currently evaluating the potential effects of adopting SFAS No. 143, if any, on its financial condition and results of operations as well as the timing of its adoption.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale. The Statement retains most of the requirements in SFAS No. 121 related to the recognition of impairment of long-lived assets to be held and used. The Company adopted SFAS No. 144 on January 1, 2002. This standard is not expected to have a material impact on results of operations, financial position or cash flows.

3.   ACQUISITION

On May 11, 2001, the Company acquired all the outstanding shares of Midcoast Energy Resources, Inc., a Houston-based energy company, for cash consideration of $361.9 million and the assumption of long-term debt. The acquisition has been accounted for using the purchase method with the results of operations included in the consolidated financial statements from the date of acquisition.

Fair Value of Assets Acquired:
   Property, plant and equipment                       $ 436.9
   Working capital, and other, net                         5.1
   Goodwill                                              212.0
   Future income taxes                                   (30.2)
                                                       -------
                                                       $ 623.8
                                                       =======
Purchase Price:
   Cash                                                $ 357.7
   Long-term debt assumed                                261.9
   Transaction costs                                       4.2
                                                       -------
                                                       $ 623.8
                                                       =======

4.   INVESTMENT IN MASTER LIMITED PARTNERSHIP

On December 27, 1991, the Company transferred substantially all of its assets and liabilities related to its pipeline business to the Partnership, a Delaware Master Limited Partnership. The Company has an effective 2% general partner and 11.6% limited partner interest in the Partnership.

In 2001, the Partnership completed two public offerings of additional Partnership Units. As the Company elected not to participate in these offerings, its effective interest in the Partnership was reduced to 13.6% from 15.3%.

The assets and liabilities of the Partnership are summarized below:

--------------------------------------------------------------------------------------
December 31,                                                    2001          2000
--------------------------------------------------------------------------------------
Current assets                                               $   115.0     $    86.9
Other assets, net                                                 47.6           7.9
Property, plant and equipment, net                             1,486.6       1,281.9
--------------------------------------------------------------------------------------
                                                             $ 1,649.2     $ 1,376.7
======================================================================================
Current liabilities                                          $   286.3     $    38.3
Long-term debt                                                   715.4         799.3
Minority interest                                                  3.3           3.2
Partners' capital                                                644.2         535.9
--------------------------------------------------------------------------------------
                                                             $ 1,649.2     $ 1,376.7
======================================================================================

5.   PROPERTY, PLANT AND EQUIPMENT, NET

------------------------------------------------------------------------------------
December 31,                                                               2001
------------------------------------------------------------------------------------
Land                                                                    $     0.5
Rights-of-way, pipelines, compression and metering                          479.8
Buildings, office and other equipment                                        42.8
Construction in progress                                                     53.0
------------------------------------------------------------------------------------
                                                                            576.1

Accumulated depreciation                                                    (60.5)
------------------------------------------------------------------------------------
                                                                        $   515.6
====================================================================================

6.   DEBT

LONG-TERM DEBT

-----------------------------------------------------------------------------------------------
                                                      Interest
December 31,                                            Rate            2001           2000
-----------------------------------------------------------------------------------------------
   Senior Note maturing 2005                            8.01%        $  158.0        $  148.9
   Senior Note maturing 2007                            8.17%           117.0           110.2
   Revolving Credit Facility                        LIBOR + 0.325%      251.2           260.5
-----------------------------------------------------------------------------------------------
                                                                     $  526.2        $  519.6
===============================================================================================

On February 25, 2000, a subsidiary of the Company issued two senior notes guaranteed by Enbridge in the aggregate of $275.0 million. Interest on both notes is payable semi-annually. The Company has entered into cross-currency swaps to convert the principal and interest amounts payable on the Senior Notes to Canadian dollars, see Note 10.

The Company has a Canadian denominated $400.0 million committed extendible revolving credit facility, which is guaranteed by Enbridge. The facility terminates on October 11, 2005. The interest rate on the loan, which is reset quarterly based upon the Canadian dollar three-month LIBOR rate plus 0.325% averaged 4.8% (2000 - 5.9%) and was 3.44% at the end of 2001 (2000 - 6.17%).

The aggregate maturities of long-term debt for each of the next five years and thereafter at December 31, 2001 are as follows:

2002                               $     -
2003                                     -
2004                                     -
2005                                   409.2
2006                                     -
Thereafter                             117.0
----------------------------------------------------
                                   $   526.2
====================================================

7.   INCOME TAXES

The tax effects of significant temporary differences representing deferred tax assets and liabilities are as follows:

--------------------------------------------------------------------------------------------------------
December 31,                                                                    2001           2000
--------------------------------------------------------------------------------------------------------
Net operating loss carryforwards                                             $   (21.3)     $     -
Net book value of assets in excess of tax net book value of assets               188.8          146.7
Other                                                                             22.3            7.3
--------------------------------------------------------------------------------------------------------
Net deferred tax liabilities                                                 $   189.8      $   154.0
========================================================================================================

The Company has net operating loss carryforwards of approximately $60 million, expiring in various amounts from 2003 through 2014. The ability of the Company to utilize the carryforwards is dependent upon the Company generating sufficient taxable income and will be affected by annual limitations under section 382 of the Internal Revenue Code.

8.   RELATED PARTY TRANSACTIONS

The Company, as sole general partner, is responsible for the management and operation of the Partnership, which has no employees. Through service agreements, the Company utilizes the resources of its affiliates to provide the services required by the Partnership. These services are provided at cost, and, in total, amounted to $36.9 million in 2001 (2000 - $30.3 million). The Partnership either reimburses the Company for the costs it incurs on the Partnership's behalf or, in certain circumstances, pays the Company's affiliates directly. These transactions have no impact on the earnings of the Company.

Loan balances from affiliated companies at December 31, 2001 are as follows:

-------------------------------------------------------------------------------------------------------------
                                                      12/31/01
                                        Currency        Rate          Maturity       2001         2000
-------------------------------------------------------------------------------------------------------------
Loans from Affiliated Companies:
   Enbridge (U.S.) Inc.                    US          130% AFR        Demand      $  116.0      $   -
   Enbridge Inc.                           US        LIBOR + 0.325%    Demand         277.7          -
   Enbridge Inc.                           US        LIBOR + 0.5%      Demand         134.9          -
   Enbridge (U.S.) Inc.                    US        LIBOR + 1.5%       2006          229.2          -
   Enbridge Hungary Liquidity
      Management LLC                       US                6.39%      2006           90.0          -
-------------------------------------------------------------------------------------------------------------
                                                                                      847.8          -
Current Portion                                                                      (528.6)         -
-------------------------------------------------------------------------------------------------------------
                                                                                   $  319.2      $   -
=============================================================================================================

Loan balances to affiliated companies at December 31, 2001 are as follows:

----------------------------------------------------------------------------------------------------------------------
                                                                  12/31/01
                                                 Currency           Rate         Maturity       2001          2000
----------------------------------------------------------------------------------------------------------------------
Loans to Affiliated Companies:
   Enbridge Pipelines Inc.                       Canadian              7.80%       2002       $  106.3      $  110.2
   Enbridge Pipelines (Athabasca) Inc.           Canadian              7.69%       2005          143.5         148.9
   Enbridge Inc.                                    US                 8.00%       2012          198.6         198.6
   Enbridge (U.S.) Inc.                             US              130% AFR      Demand          32.0          66.0
   Enbridge Pipelines Inc.                       Canadian       CDOR + 0.25%      Demand          75.4          43.0
   Enbridge Pipelines (Athabasca) Inc            Canadian     LIBOR + 0.365%       2003          157.0           -
   Enbridge Pipelines Inc.                       Canadian     LIBOR + 0.365%       2002           94.2         260.5
   Enbridge Energy Partners, L.P.                   US          LIBOR + 1.0%      Demand         176.2           -
----------------------------------------------------------------------------------------------------------------------
                                                                                                 983.2         827.2
Current Portion                                                                                 (283.6)       (109.0)
----------------------------------------------------------------------------------------------------------------------
                                                                                              $  699.6      $  718.2
======================================================================================================================

Loans maturing in 2002 will have maturity dates extended to 2006.

9.   CONTINGENCIES

In connection with the transfer of its pipeline business to the Partnership, the Company indemnified the Partnership from and against substantially all liabilities, including liabilities relating to environmental matters, arising from operations prior to the transfer. This indemnification does not apply to amounts that the Partnership would be able to recover in its tariff rates (if not recovered through insurance), or to any liabilities relating to a change in laws after December 27, 1991. In addition, in the event of default, the Company, as sole general partner, is subject to recourse with respect to the Partnership's First Mortgage Notes and Revolving Credit Facility Agreement, which amounted to $447.0 million at December 31, 2001 (2000 - $500.0 million).

THE KANSAS PIPELINE COMPANY RATE AND REGULATORY MATTERS

Prior to May 11, 1998, the pipeline assets of KPC were held in three partnerships whose rates were regulated by state agencies or the FERC. Effective May 11, 1998, after more than two years of jurisdictional proceedings, the FERC asserted jurisdiction over the assets of these three entities, which were combined into a single, FERC-regulated entity, KPC. The new company's initial rates, by order of the FERC, were approximately equal to its then existing rates. That order was remanded back to the FERC for further consideration by the United States Court of Appeals for the DC Circuit. The FERC's order also ordered the company to file a Section 4 Rate Case by September 10, 1999.

In accordance with the FERC's order, KPC filed a rate case pursuant to Section 4 of the NGA on August 27, 1999 (FERC Docket No. RP99-485-000). KPC's proposed rates reflect an annual revenue increase when compared to its initial FERC-approved rates. The rates have been protested by KPC's two principal customers and by the state public utility commissions that regulate them. On September 30, 1999, the

FERC issued an order that set KPC's proposed rates for hearing and accepted and suspended the rates to be effective March 1, 2000, subject to possible refund. However, through December 31, 2000, KPC is continuing to charge its customers the initial lower FERC-approved rates. Additionally, the two customers have been paying only a portion of the Company's invoices pursuant to their protest of the current rates. The Section 4 rate case proceeding will determine whether the rates proposed by KPC for interstate transportation of natural gas are just and reasonable, and to the extent which KPC may recover all or any part of the proposed rate increase that it has not charged to its customers prior to approval. The hearing related to the proposed increase commenced on September 26, 2000 and concluded on October 20, 2000. A procedural schedule in the case has been adopted by the Presiding Administrative Law Judge and a final Commission decision is still pending.

10.  FINANCIAL INSTRUMENTS

FAIR VALUE OF FINANCIAL INSTRUMENTS

As of December 31, 2001 and 2000, the carrying amounts of certain financial instruments held by the Company, including cash, cash equivalents, trade receivables, payables, intercompany advances, loans and short-term borrowings are representative of fair value because of the short-term maturity of these instruments. The fair value of all derivative financial instruments is the estimated amount at which management believes the instruments could be liquidated over a reasonable period of time, based on quoted market prices, current market conditions or other estimates obtained from third-party brokers or dealers.

Based on quoted market prices for the Partnership's publicly held Class A Common Units as at December 31, 2001, the fair value of the Company's 13.6% ownership of the Partnership, which is carried at $58.7 million (2000 - $50.5 million), is estimated to be approximately $192.9 million (2000 - $185.7 million). This method values the general partner interest (2%) on the same basis as the limited partner's interest, and does not attribute any value to the General Partner's right to receive incentive distributions.

Based on borrowing rates currently available for instruments of similar terms and maturities, the carrying value of borrowings under the Revolving Credit Facility approximate fair value, the fair value of the Senior Note maturing 2005 is $172.4 million, and the fair value of the Senior Note maturing 2007 is $128.6 million.

The fair value of loans from affiliated company, Enbridge Hungary Liquidity Management LLC is $90.7 million. The fair value of loans to affiliated companies, Enbridge Pipelines Inc. (2002 maturity), Enbridge Pipelines (Athabasca) Inc. (2005 maturity), and Enbridge Inc. (2012 maturity), are $107.0, $153.4, and $220.5 million, respectively. Fair value of other loans from (and to) affiliated companies approximate face value.

DERIVATIVE FINANCIAL INSTRUMENTS

The Company utilizes derivative financial instruments to manage market risks associated with certain energy commodities, interest rates and foreign exchange rates. The Company does not engage in speculative trading. Approvals are required from senior management prior to the execution of any derivative transactions.

COMMODITY PRICE RISK

The Company's commodity price risk exposure arises from inventory balances and fixed price purchase and sale commitments. The Company uses over-the-counter swap contracts to manage and hedge price risk related to these market exposures.

Over-the-counter swap agreements require the Company to receive or make payments based on the difference between a specified price and the actual price of natural gas. The Company uses swaps to manage margins on offsetting fixed-price purchase or sales commitments for physical quantities of natural gas maturing through 2004.

The gains, losses and related costs of the financial instruments that meet the criteria for hedge accounting are not recognized until the underlying physical transaction occurs. In instances where the anticipated correlation of price movements does not occur, hedge accounting is terminated and future changes in the value of the instruments are recognized as gains or losses in the statement of operations. If the hedged item of the underlying transaction is sold or settled, the gain or loss on the instrument is recognized in income. At December 31, 2001, the Company had net unrealized losses from such hedging contracts of $10.7 million with the entire corresponding amount reflected in Accumulated Other Comprehensive Loss.

INTEREST RATE RISK

In an effort to mitigate its exposure to interest rate fluctuations, the Company from time to time enters into interest rate swaps to convert floating rate exposures to fixed rates. These swaps meet the criteria for hedge accounting and are treated as cash flow hedges. The realized gains and losses on financial instruments used to hedge the Company's exposure to interest rate fluctuations are recognized currently with the related interest expense. As of December 31, 2001, the Company effectively converted $140.0 million of floating-rate debt to fixed-rate debt.

A $40.0 million interest rate swap agreement effectively converted $40.0 million of floating rate debt to a fixed interest rate of 4.475%. The contract has a termination date of November 2, 2003. The approximate fair value of this interest rate swap was a net liability of $1.0 million with the entire corresponding amount reflected in Accumulated Other Comprehensive Loss.

A $100.0 million interest rate swap agreement effectively converted $100.0 million of floating rate debt to a fixed interest rate of 5.95%. The contract has a termination date of October 23, 2003. The approximate fair value of this interest rate swap was a net liability of approximately $5.5 million with the entire corresponding amount reflected in Accumulated Other Comprehensive Loss.

FOREIGN EXCHANGE RISK

The Company has financial instruments denominated in Canadian dollars that have exposure to fluctuations in exchange rates. Accordingly, the Company enters into foreign exchange contracts with major financial institutions to offset the impact of U.S. income taxes on gains and losses arising from the translation of these financial instruments. The average remaining term of these contracts is
2.7 years. These forward foreign exchange contracts are recorded at fair market value with the corresponding gains and losses recorded in income. The Company does not intend to settle these foreign exchange contracts prior to maturity. At December 31, 2001, the forward foreign exchange contracts had a fair market value of $15.0 million receivable.

The Company has entered into cross-currency swaps to convert the principal and interest amounts payable on the $275.0 million Senior Notes to Canadian dollars. The rates and term of the cross-currency swaps perfectly match the rates and terms of the underlying Senior Notes and any gains/(losses) follow through


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10.  FINANCIAL INSTRUMENTS (CONTINUED)

Other Comprehensive Loss. On adoption of SFAS No. 133 on January 1, 2001, the Company recorded a transition adjustment of approximately $15.9 million in other comprehensive loss, representing the fair market value of these instruments on that date. As at December 31, 2001, the cross currency swaps had a fair market value of $32.8 million USD (receivable).

11.  SEGMENT INFORMATION

The Company is the general partner of the Partnership. As the sole general partner, the Company is responsible for the management and operation of the Partnership. Consolidated subsidiaries are primarily engaged in investment and lending activities; however, due to the recent merger with Midcoast, natural gas gathering, transportation, marketing and processing were added to the type of business activity and management control. The Company's segments are based on the type of business activity and management control and include Natural Gas Pipelines and Other.

The Natural Gas Pipelines segment provides transportation services to end-users and natural gas producers. In addition this segment conducts natural gas marketing, gathering and processing of natural gas. In connection with these services, the Company acquires and constructs pipelines to meet these customers' needs. The Other segment consists of the investment and lending activities of the Company.

Due to the acquisition of Midcoast, the total assets for the Natural Gas Pipelines and Other segments as at December 31, 2001 amounted to $775.8 million and $1,159.4 million, respectively. Total capital expenditures for the Natural Gas Pipelines segment for the year ended 2001 amounted to $54.7 million.

12.   SUBSEQUENT EVENT

On February 4, 2002, a subsidiary of the Company and Sulphur River Gathering L.P. entered into a definitive purchase agreement to acquire natural gas gathering and processing facilities in northeast Texas for $178.0 million.

The Sulphur River facilities include 1,100 miles of natural gas gathering pipelines, six gas treating plants with an elemental sulfur capacity of more that 900 long tons per day, three gas processing plants with a capacity of 245 million cubic feet per day ("mmcf/d"), and two nitrogen rejection plants with a capacity of 75 mmcf/d. The acquisition is expected to close in early March, subject to customary regulatory approvals.


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